AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1998

                                                       REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                NBT BANCORP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                   16-1268674
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


                 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                     NBT BANCORP INC. 1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                DARYL R. FORSYTHE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                NBT BANCORP INC.
          52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815 (607) 337-6000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                      BRIAN D. ALPRIN AND LAURENCE S. LESE
                          DUANE, MORRIS & HECKSCHER LLP
      1667 K STREET, N.W., SUITE 700, WASHINGTON, D.C. 20006 (202) 776-7800

      APPROXIMATE DATE OF COMMENCEMENT OF SALES PURSUANT TO THE 1993 PLAN:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
TITLE OF                   AMOUNT            PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
SECURITIES                 TO BE             OFFERING                   AGGREGATE                REGISTRATION
TO BE REGISTERED           REGISTERED (1)    PRICE PER SHARE (2)        OFFERING PRICE (2)       FEE
---------------------------------------------------------------------------------------------------------------
COMMON STOCK,
NO PAR VALUE,
$1.00 STATED VALUE         1,558,661
PER SHARE                  SHARES            $25.375                    $39,551,023              $11,668
---------------------------------------------------------------------------------------------------------------

(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE 1993 STOCK OPTION PLAN IN THE EVENT OF A STOCK DIVIDEND OR SPLIT, RECAPITALIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION, COMBINATION, OR EXCHANGE OF SHARES, OR OTHER SIMILAR CORPORATE CHANGE.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND BASED, PURSUANT TO RULE 457(H)(1), UPON THE AVERAGE OF THE HIGHEST AND LOWEST QUOTED SELLING PRICES OF THE REGISTRANT'S COMMON STOCK REPORTED ON THE NASDAQ NATIONAL MARKET ON NOVEMBER 16, 1998, A DATE WITHIN FIVE DAYS OF THE DATE ON WHICH THIS REGISTRATION STATEMENT WAS FILED.

          AN INDEX TO EXHIBITS IS INCLUDED ON PAGE 7 OF THIS FORM S-8.

PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Pursuant to the instructions for Form S-8, the document containing the information specified in Items 1 and 2 of Part I of the Form S-8 is not being filed with the Commission as part of this Registration Statement, but will be sent or given to employees as specified by Rule 428(b)(1).

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 -- INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following  documents and portions of documents filed by NBT Bancorp
Inc.   ("Bancorp")  with  the  Commission  are  hereby  incorporated  into  this
Registration Statement by reference:

         (a) Bancorp's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) Bancorp's Proxy Statement dated March 17, 1998 for the Stockholders' Annual Meeting held on April 18, 1998, filed pursuant to Section 14 of the Exchange Act.

         (c) Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

         (d) The description of Bancorp's Common Stock as set forth under the caption "DESCRIPTION OF NBT BANCORP INC. CAPITAL STOCK" presented in Part I of this Form S-8 Registration Statement.

         Bancorp additionally incorporates by reference herein all documents to be subsequently filed by Bancorp pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be part hereof from the dates of filing such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4 -- DESCRIPTION OF SECURITIES

         This Item is omitted because Bancorp's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM 5 -- INTERESTS OF NAMED EXPERTS AND COUNSEL

         This Item is omitted because it is not applicable.

ITEM 6 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Bancorp's Certificate of Incorporation and By-Laws contain provisions providing that Bancorp shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Bancorp, or is or was serving at the request of Bancorp as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized and in the manner prescribed by the Delaware General Corporation Law.

         Bancorp's Certificate of Incorporation also provides that a Director of Bancorp shall not be personally liable to Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions.

ITEM 7 -- EXEMPTION FROM REGISTRATION CLAIMED

         This Item is omitted because it is not applicable.

ITEM 8 -- EXHIBITS

         The exhibits to this registration statement are listed in the Exhibit Index included elsewhere herein.

ITEM 9 -- UNDERTAKINGS

RULE 415 OFFERING

         The undersigned hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)       To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on the seventeenth day of November, 1998.

                                           NBT BANCORP INC.


                                           By: /S/JOE C. MINOR
                                               ----------------------
                                               Joe C. Minor
                                               Chief Financial Officer and
                                               Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE                                   TITLE                                       DATE
-----------                                 ----------                                  --------

DARYL R. FORSYTHE                           President, Chief Executive Officer          November 17, 1998
------------------------------------        and Director
Daryl R. Forsythe


JOE C. MINOR                                Chief Financial Officer, Principal          November 17, 1998
------------------------------------        Accounting Officer and Treasurer
Joe C. Minor

EVERETT A. GILMOUR                          Director                                    November 17, 1998
------------------------------------
Everett A. Gilmour

PETER B. GREGORY                            Director                                    November 17, 1998
------------------------------------
Peter B. Gregory

PAUL O. STILLMAN                            Director                                    November 17, 1998
------------------------------------
Paul O. Stillman

ANDREW S. KOWALCZYK, JR.                    Director                                    November 17, 1998
------------------------------------
Andrew S. Kowalczyk, Jr.

JOHN C. MITCHELL                            Director                                    November 17, 1998
------------------------------------
John C. Mitchell

By: /s/JOE C. MINOR
    -------------------
    Joe C. Minor
    Attorney-In-Fact

                                INDEX TO EXHIBITS

         The following documents are attached as exhibits to this Form S-8 or, if annotated by the symbol *, are incorporated by reference as Exhibits to previous filings of the Registrant with the Commission.

Exhibit
NUMBER
4.1          * Certificate of Incorporation of NBT BANCORP INC., as Amended
               through April 18, 1998.
             Form 10-Q for the quarter ended March 31, 1998, filed May 15, 1998,
               File No. 0-14703.  Exhibit 10.3

4.2          * By-Laws of NBT BANCORP INC., as Amended and Restated through
               November 15, 1994.
             Form 10-K for the year ended December 31, 1994, filed March 31,
               1995, File No. 0-14703.  Exhibit 3.3

4.3          * NBT BANCORP INC. 1993 Stock Option Plan
             Proxy Statement dated March 17, 1998 for the Annual Meeting held April 18, 1998, filed March 2, 1998.  File No. 0-14703.
               Annex A.

5.1          Opinion of Duane, Morris & Heckscher LLP.

23.1         Consent of Duane,  Morris &  Heckscher  LLP
               (contained in their opinion filed as Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick LLP, independent certified public accountants.

24.1         Power of Attorney

                                 EXHIBIT NO. 5.1

              OPINION AND CONSENT OF DUANE, MORRIS & HECKSCHER LLP

                         DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW

                               ONE LIBERTY PLACE
                          PHILADELPHIA, PA 19103-7396
                                 (215) 979-1000

                                      FAX
                                 (215) 979-1020
     ONE LIBERTY PLACE                                  380 LEXINGTON AVENUE
PHILADELPHIA, PA 19103-7396                              NEW YORK, NY 10168

305 NORTH FRONT STREET, 5TH FLOOR                 1201 MARKET STREET, SUITE 1500
   HARRISBURG, PA 17108-1003                         WILMINGTON, DE 19801-0195

735 CHESTERBROOK BOULEVARD                              314 S. STATE STREET
  WAYNE, PA 19087-5638                                    DOVER, DE 19901

968 POSTAL ROAD, SUITE 200                        51 HADDONFIELD ROAD, SUITE 340
 ALLENTOWN, PA 18109-0400                           CHERRY HILL, NJ 08002-4810

ONE GATEWAY CENTER, SUITE 1210                     249 ROYAL PALM WAY, SUITE 403
     NEWARK, NJ 07102                                   PALM BEACH, FL 33480

                                                    600 TRAVIS, SUITE 6500
                                                        HOUSTON, TX 77002
                               November 16, 1998

LAURENCE S. LESE
DIRECT DIAL:(202) 776-7815
E-MAIL: lese@duanemorris.com

NBT Bancorp Inc.
52 South Broad Street
Norwich, New York  13815

Gentlemen:

         We have acted as special counsel to NBT Bancorp Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relative to the offer and sale by the Company of up to 1,558,661 shares (the "Shares") of common stock, no par value, stated value $1.00 per share ("Common Stock"), pursuant to the Company's 1993 Stock Option Plan, as amended (the "Plan").

         As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company as described in the Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.

         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the prospectus portion of the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                                Sincerely,

                                                DUANE, MORRIS & HECKSCHER LLP

                                               /s/ Duane, Morris & Heckscher LLP

                                EXHIBIT NO. 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
NBT Bancorp Inc.:

         We consent to incorporation by reference in the registration statement on Form S-8 for the registration of shares under the NBT Bancorp Inc. 1993 Stock Option Plan of our audit report dated January 15, 1998, relating to the consolidated balance sheets of NBT Bancorp Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 which report appears in the December 31, 1997 Annual Report on Form 10-K of NBT Bancorp Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                      /s/  KPMG Peat Marwick LLP

Syracuse, New York
November 18, 1998

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

                                POWER OF ATTORNEY

         KNOW all men by these presents, that the undersigned officers and directors of NBT BANCORP INC., in the capacities and dates(s) indicated below, do hereby constitute and appoint Daryl R. Forsythe and Joe C. Minor and either of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable NBT BANCORP INC. to comply with the Securities Act of 1933, as amended, and rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 for the NBT BANCORP INC. 1993 Stock Option Plan ("Registration Statement"). Without limiting the generality of the foregoing power and authority, the power granted includes the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all post-effective amendments, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

SIGNATURE                        TITLE                                      DATE
/s/DARYL R. FORSYTHE             President, Chief Executive Officer         November 17, 1998
Daryl R. Forsythe                and Director

/s/JOE C. MINOR                  Chief Financial Officer, Principal         November 17, 1998
Joe C. Minor                     Accounting Officer, and Treasurer

/s/EVERETT A. GILMOUR            Director                                   November 17, 1998
Everett A. Gilmour

/s/PETER B. GREGORY              Director                                   November 17, 1998
Peter B. Gregory

/s/PAUL O. STILLMAN              Director                                   November 17, 1998
Paul O. Stillman

/s/ANDREW S. KOWALCZYK, JR.      Director                                   November 17, 1998
Andrew S. Kowalczyk, Jr.

/s/JOHN C. MITCHELL              Director                                   November 17, 1998
John C. Mitchell